UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other authority of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Background.

On January 12, 2023, we terminated our non-binding agreement to purchase the assets of Russell Associates, Inc. No cash, stock or other consideration was issued as a deposit for the transaction. There were no break-up fees or penalties for this action.

Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events.

On October 28, 2022, we signed a purchase agreement to acquire the assets of a training software provider based in the Midwest and founded in 2008 that creates customized training programs for its clients. The Company specializes in helping companies in various agricultural sectors as well as food manufacturers and processors. Primary markets for the Company include the following: 1) Ag crop inputs manufactures and distributors: crop inputs, seed, and equipment, and 2) Ag Retailers: cooperatives and private/public owned retail ag companies. Secondary markets for the Company include the following: 1) Animal Health and nutrition (AH) manufactures and distributors, and 2) Food manufacturers/processors. Over the past few years, the business generated annual revenues of roughly $500,000 in agriculture/food markets. It can expand to multiple additional industry verticals including manufacturing, health, and education. Total agreed purchase price is up to $280,000, including $120,000 cash due on closing by November 30, 2022, subject to extension, promissory notes of $70,000 due January 1, 2023 and $40,000 due January 1, 2024, and a $50,000 performance based earnout. We are in discussions with our minority investment, The Agrarian Group LLC, to enter into a management agreement for the business to expand it to the AgTech market. There are no assurances that we will be able to finance the transaction given current market conditions or under the agreed timeline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: January 13, 2023	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer